SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): October 1, 2004


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                  0-23862                  87-0380088
(State or other jurisdiction  (Commission File Number)   (IRS Employer
  of incorporation)                                      Identification No.)


9350 South 150 East Siote 700, Sandy, Utah              84070
(Address of principal executive offices)              (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600




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ITEM 1.02 Termination of a Material Definitive Agreement

ITEM 2.03 Creation of a Direct Financial Obligation

Entry into Settlement Agreement; Release of Claims by Officers

         Effective September 30, 2004, Fonix Corporation (the "Company") entered into a Settlement Agreement and Release (the "Agreement") with Thomas A. Murdock, the Company's President, and Roger D. Dudley, the Company's Executive Vice President. Under the Agreement, Messrs. Murdock and Dudley (collectively, the "Officers") agreed to release and waive claims aggregating approximately $1,443,300, as of September 30, 2004, they had against the Company under three prior indemnity agreements between the Officers and the Company. In exchange for such releases of these claims, the Company agreed to increase by $300,000 the amount due to the Officers under an Amended and Restated Revolving Line of Credit Agreement dated October 7, 2002, as amended.

Background

         Information relating to the prior indemnity agreements and the claims released by the Officers is as follows:

         In 1998, Murdock, Dudley and Stephen M. Studdert ("Studdert"), each of whom was then a director and an executive officer of Fonix (collectively, the "Guarantors") guaranteed certain obligations of the Company to a commercial bank. As collateral security for that guaranty, Murdock, as trustee of the Thomas A. Murdock Trust dated December 10, 1993 (the "Trustee"), pledged 143,230 shares of the Company's common stock which were beneficially owned by the Guarantors. In connection with that guaranty and pledge (the "1998-1 Pledge"), the Company agreed to indemnify the Guarantors from any loss, damage or injury, including state and federal income tax liabilities if the shares were sold by the pledgee, which the Guarantors incurred as a result of the execution, delivery and performance of the 1998-1 Pledge. The indemnity agreement provides that the Company will issue shares of common stock of sufficient value to reimburse the Guarantors in full, plus interest at ten percent (10%) per annum, for all costs associated with meeting the guarantee commitment, including any income taxes resulting therefrom.

         The Company was not able to pay its obligation to the commercial bank as and when it came due. Accordingly, in 1998 the commercial bank sold the Trustee's 143,230 shares of the Company's common stock and used the proceeds to pay $244,824 of the Company's obligations to the commercial bank. The Guarantors incurred state and federal income tax liability as a result of such sale equal to the difference between their tax basis in such shares and the sales price of the shares.

         Also in 1998, the Trustee pledged 100,000 shares of the Company's common stock to a New York City law firm as collateral security for an obligation of the Company. In connection with that pledge (the "1998-2 Pledge"), the Company agreed to indemnify the Guarantors from any loss, damage or injury, including state and federal income taxes liabilities if the shares were sold by the pledgee, which the Guarantors incurred as a result of the execution, delivery and performance of the 1998-2 Pledge. The indemnity agreement provides that the Company will issue shares of common stock of sufficient value to reimburse the Guarantors in full, plus interest at ten percent (10%) per annum, for all costs associated with meeting the guarantee commitment, including any income taxes therefrom.

         The Company was not able to pay its obligation to the law firm as and when it came due. Accordingly, in 1999 the law firm sold the Trustee's


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100,000 shares of the Company's common stock and used the proceeds to pay
$72,335 of the Company's obligations to the law firm. The Guarantors incurred state and federal income tax liability as a result of such sale equal to the difference between their tax basis in such shares and the sales price of the shares.

         In 1999, the Company issued new shares of common stock to the Trustee to replace the shares sold by the pledges under the 1998-1 Pledge and the 1998-2 Pledge. Also in 1999, the Company recorded an expense of $146,700 under the 1998-1 Pledge and the 1998-2 Pledge as an estimate of its expenses to reimburse the Guarantors for their losses. The Company has not previously paid any amount to the Guarantors in respect of their income tax losses under the 1998-1 Pledge or the 1998-2 Pledge.

         In 1999, the Trustee pledged 6,000,000 shares of the Company's common stock to a lender to the Company (the "1999 Pledge") under the terms of the Series C 5% Convertible Debentures (the "Series C Debentures") executed and delivered by the Company to JNC Strategic Fund, Ltd., Dominion Investment Fund, LLC, Dominion Capital Fund, LLC, and Sovereign Partners, LP (the "Holders") in 1999. In connection with the 1999 Pledge, the Company agreed to indemnify the Guarantors from any loss, damage or injury, including state and federal income taxes liabilities if the shares were sold by the Holders, which the Guarantors incurred as a result of the execution, delivery and performance of the 1999 Pledge, together with interest at a rate of ten percent (10%) per annum. The indemnity agreement provides that the Company will make "an immediate cash payment" to the Guarantors in satisfaction of such indemnity obligations.

         The Company was not able to pay its obligations to the Holders under the Series C Debentures as and when they came due. Accordingly, the Holders sold the Trustee's 6,000,000 shares of the Company's common stock and used the proceeds to pay $3,278,893.00 of the Company's obligations under the Series C Debentures. The Guarantors incurred state and federal income tax liability as a result of such sale equal to the difference between their tax basis in such shares and the sales price of the shares.

         In 2000, the Company issued new shares of common stock to the Trustee in replacement of the shares sold by the Holders under the 1999 Pledge. Also in 2000, the Company recorded an expense of $1,296,6000 under the 1999 Pledge as an estimate of its expenses to satisfy its obligations under the indemnity agreement, including reimbursement of state and federal income taxes paid or to be paid by the Guarantors. The Company has not previously paid any amount to the Officers in respect of their income tax losses under the 1999 Pledge.

         As of September 30, 2004, the Company continued to show a current liability on its balance sheet of $1,443,300 which represented the Company's estimate of the amount which it would have to pay the Officers to satisfy its obligations under its agreements to indemnify the Guarantors for their losses incurred under the 1998-1 Pledge, the 1998-2 Pledge, and the 1999 Pledge (collectively, the "Pledge Agreements").

         In connection with his resignation as an officer and director of the Company in 1999, Studdert executed and delivered (i) to the Company, a release of all claims, including claims for indemnification under the Pledge Agreements, and (ii) to the Trustee, a release of all claims, including claims in respect of the Trustee's execution and delivery of the Pledge Agreements.

         The Officers incurred more than $600,000 in state and federal income tax liabilities as a result of the sales of the Company's common stock which was the subject of the Pledge Agreements.



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Terms of the Agreement

         Under the Agreement, the Officers agreed to release any and all claims against the Company arising under or in connection with the Pledge Agreements. As noted, as of September 30, 2004, the Company had a current liability on its balance sheet of $1,443,300 which represented the amount the Company estimated that it would have had to pay to the Officers to satisfy the Company's obligations under the Pledge Agreements.

         In consideration for the release of claims under the Pledge Agreements, the Company agreed that the balance due and owing under the Amended and Restated Revolving Line of Credit would be increased by the sum of $300,000. Accordingly, the new balance under the revolving line of credit is $685,722, and by its terms is due December 31, 2004.

         As of September 30, 2004, the effect on the balance sheet was a decrease in current liabilities of $1,443,300 and an increase in current liabilities of $300,000. The net effect was a decrease in current liabilities of $1,143,300.


ITEM 9.01   Financial Statements and Exhibits

         (a)      Financial Statements

                  None

         (b)      Exhibits


    10.1 Settlement Agreement and Release by and among Fonix Corporation, Thomas A. Murdock, and Roger D. Dudley, dated as of September 30, 2004.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FONIX CORPORATION
                                        (Registrant)




                                  By: /s/ Thomas A. Murdock
                                           -----------------------------------
Date: October 5, 2004                      Thomas A. Murdock
                                           President and CEO



                                  By: /s/ Roger D. Dudley
                                           -----------------------------------
                                           Roger D. Dudley
                                           Executive Vice President and
                                           Chief Financial Officer